Exhibit 4.5

HISOFT TECHNOLOGY INTERNATIONAL LIMITED
2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the            day of           ,          (hereinafter called the “Date of Grant”), between HiSoft Technology International Limited, a corporation incorporated in the Cayman Islands (hereinafter called the “Company”), and                      (hereinafter called the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the HiSoft Technology International Limited 2011 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the “Restricted Stock Award”) to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of the Restricted Shares and Adjustment.

(a)                                 Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of              Shares (hereinafter called the “Restricted Shares”). For the avoidance of doubt, each American Depositary Share of the Company listed on the Nasdaq Stock Market, represents 19 of the Shares granted pursuant to this Agreement.

(b)         [Special adjustment of number of shares, if applicable]

(c)                                  Subject to this Section 1 (Grant of the Restricted Shares and Adjustment) and Section 7 (Transferability) hereof, the Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 (Vesting) hereof.

2.                                      Vesting

(a)                                 Subject to a Participant’s continued Service with the Company and Section 1 (Grant of the Restricted Shares and Adjustment), the Restricted Shares of that Participant shall vest and become nonforfeitable with respect to [twenty percent (20%)] of those Restricted Shares on each of the [first, second, third, fourth and fifth anniversaries] of the Date of Grant. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

(b)                                 If a Participant’s Service with the Company is terminated by the Company without Cause, the Restricted Shares shall, to the extent not then vested and not previously forfeited, become fully vested immediately upon the date of termination of such Participant’s Services.

(c)                                  If a Participant’s Service with the Company ends as a result of the death or Disability of the Participant, the Restricted Shares shall, continue to vest in accordance with the schedule in Section 2(a) above.

(d)                                 Unless otherwise permitted by the Committee, if a Participant’s Service with the Company is terminated for any reason other than the reason provided in Section 2(b) (termination by the Company without Cause) or Section 2(c) (death or Disability of the Participant) of this Agreement, the Restricted Shares shall, to the extent not then vested, be forfeited by that Participant without consideration.

(e)                                  Notwithstanding any other provision of this Agreement to the contrary and subject to Section 9(2) of the Plan, in the event of a Change in Control the Restricted Shares shall, to the extent not then vested and not previously forfeited, become fully vested immediately prior to a Change in Control.

(f)                                   [For the avoidance of doubt, if a Participant’s Service with the Company is terminated for any reason as provided in Section 2(b) (termination by the Company without Cause) or any Change in Control event under Section 2(e) (Change in Control) occurs, the adjustment to the number of Shares granted hereunder shall be calculated based on the then current Share price as of the date on which all Shares, to the extent not then vested and not previously forfeited, become fully vested.]

For purposes of this agreement:

“Cause” shall mean (i) Participant’s engagement in willful or intentional misconduct which is materially injurious to the Company or its affiliates, (ii) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its affiliates, (y) crime involving moral turpitude, or (z) conviction of an offense that could result in a jail sentence of at least 30 days or (iii) Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company, as determined by the non-appealable final judgment of a court of competent jurisdiction or by the final award in a binding arbitration proceeding, provided that the vesting of Shares granted under this Agreement shall be suspended during the whole course of the lawsuit or arbitration and be terminated retroactively since the first day when such Participant materially breaches any of the aforesaid covenant to the extent finally determined by the court or the binding arbitration proceeding. Except as set forth above in (iii), the determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

3.                                      Certificates.  The Company may but not obligated to issue certificates in the Participant’s name for the Restricted Shares awarded under this

Agreement. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4.                                      Rights as a Stockholder.  The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 1 (Grant of the Restricted Shares and Adjustment) or Section 2 (Vesting) hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares.  Without limiting the generality of the foregoing, (i) no cash or in-kind dividends or other distributions shall be paid with respect to the Restricted Shares which have not previously vested, and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7 (Transferability) hereof.

5.                                      Delivery of Shares.

(a)                                 Share Power; Power of Attorney.  Concurrent with the execution and delivery of this Agreement, the Participant shall deliver to the Company an executed share power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related restricted property.  The Participant, by acceptance of the Shares, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to (1) effect any transfer to the Company (or other purchaser, as the case may be) of the Restricted Shares acquired pursuant to this Agreement (including any related Restricted Property) that are repurchased or forfeited by the Company (or other permitted purchaser), and (2) execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer or forfeiture.

(b)                                 Legend on Certificates.  The certificates representing the Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable U.S. federal or state laws, or any other Applicable Laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.                                      No Right to Continued Service.  The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of any of the Participants and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Service of any or all of the Participants.

7.                                      Transferability.  Unless otherwise expressly provided in (or pursuant to) Section 12 of the Plan or required by Applicable Laws, the Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2 (Vesting), be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  Unless otherwise expressly provided in (or pursuant to) Section 12 of the Plan or required by Applicable Laws, no such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

8.                                      Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, or have any of its Affiliates to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. If the Company does not so withhold taxes, the Participant shall be fully responsible for compliance with Applicable Laws on taxes, and shall file tax returns with, and pay taxes to, competent governmental authorities as required by Applicable Laws.

9.                                      Securities Laws.  Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10.                               Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company, or to the Company at such other address as the Company may hereafter designate in writing.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.                               Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

12.                               Restricted Stock Award Subject to Plan.  By entering into this Agreement the Participant agrees and acknowledges that it has received and read a copy of the Plan.  The Restricted Stock Award and the Restricted Shares granted hereunder are subject to the Plan.  The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.                               PRC Laws. By entering into this Agreement, the Participant, to the extent such Participant is subject to the compliance requirements under applicable laws of the People’s Republic of China, hereby covenants that such Participant will comply with all applicable laws, regulations and rules within the jurisdiction of the People’s Republic of China (the “PRC Laws”), including without limitation those relating to foreign exchange controls and taxes, and will take all actions, including without limitation providing the Company with relevant documentation, required by relevant PRC authorities for the purpose of compliance with applicable PRC Laws.

14.                               Indemnity. The Participant acknowledges that undue delay or failure of it to comply with the provisions under this Agreement, including but not limited to Section 8 (Withholding), Section 9 (Securities Laws) or Section 13 (PRC Laws) may prevent the Company from achieving its anticipated economic interests and/or result in loss or liability to the Company and/or its Affiliates, and hereby, agrees to indemnify the Company and/or any of its Affiliates against any loss or liability incurred by the Company and/or any of its Affiliates due to the Participant’s failure to comply with any provisions under this Agreement, including but not limited to Section 8 (Withholding), Section 9 (Securities Laws) or Section 13 (PRC Laws).

15.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HISOFT TECHNOLOGY INTERNATIONAL LTD

By:
Its:

Participant

Name:
Address:

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by HiSoft Technology International Limited, I,                                                           , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                      ,

Signature of Spouse

Print Name

EXHIBIT A

SHARE POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between HISOFT TECHNOLOGY INTERNATIONAL LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and the individual named below (the “Individual”) dated as of                                     , the Individual, hereby sells, assigns and transfers to the Company, an aggregate                    Common Shares of the Company, standing in the Individual’s name on the books of the Company and represented by share certificate number(s)                                                                                  to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                                                                              as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated                         ,

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Company to repurchase or forfeit Shares set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)